Exhibit 23.1

Consent on Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and “Financial Statements” in the Post-Effective Amendment No. 19 to the Registration Statement (Form S-1; No. 33-4711) and related Prospectus pertaining to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan (the “Plan”) and to the use therein of our report dated March 25, 2005, with respect to the financial statements of the Plan, and to the incorporation by reference therein of our reports dated March 8, 2005, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, Lincoln National Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Philadelphia, PA
/s/ Ernst & Young LLP
June 2, 2005

E-2